Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
United Natural Foods, Inc.:
We consent to the incorporation by reference in the registration statement (No. 333-230570) on Form S-3 and (Nos. 333-235583, 333-227918, 333-208695, 333-161845, 333-222257, 333-106217, 333-123462, and 333-185637) on Form S-8 of United Natural Foods, Inc. of our report dated September 29, 2020, with respect to the consolidated balance sheets of United Natural Foods, Inc. and subsidiaries as of August 1, 2020 and August 3, 2019, and the related consolidated statements of operations, comprehensive income, stockholders' equity, and cash flows for each of the years in the three-year period ended August 1, 2020, and the related notes (collectively the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of August 1, 2020, which report appears in the August 1, 2020 annual report on Form 10-K of United Natural Foods, Inc.
Our report on the consolidated financial statements refers to a change in the method of accounting for leases.

/s/ KPMG LLP

Providence, Rhode Island
September 29, 2020